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                                                                     EXHIBIT 3.3


                UNITED STATES OF AMERICA,

                      STATE OF OHIO,         }

            OFFICE OF THE SECRETARY OF STATE.
                                                               I, SHEEROD BROWN,

Secretary of State of the State of Ohio, do hereby certify that the foregoing is an exemplified copy , carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

                            ARTICLES OF INCORPORATION

                                       OF

                               TOWER PARKING, INC.

                              (AN OHIO CORPORATION)

                               CHARTER NO. 463819



Filed in this office on the       28th    day of      February      A.D.    1975

and recorded on Roll                        E42,      Frame         1642    of

the Records of Incorporations.



                                     WITNESS my hand and official seal at
                                     Columbus, Ohio, on this  30th day
                                     of       December  A.D. 1985


                                                             /s/Sherrod Brown

                                                                SHERROD BROWN


[ SEAL ]
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                            ARTICLES OF INCORPORATION

                                       OF

                               TOWER PARKING, INC.

                  The undersigned, being a citizen of the United States and desiring to form a corporation for profit under Section 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

                  FIRST: The name of the corporation shall be TOWER PARKING, INC.

                  SECOND: The place in Ohio where its principal office is to be located is Columbus, Franklin County.

                  THIRD: The purposes for which it is formed are:

                  To engage in any lawful activity or act for which corporations may be formed under Section 1701.01 to 1701.98, inclusive of the Revised Code.

                  FOURTH: The number of shares which the corporation is authorized to have outstanding is Five Hundred (500) shares of common stock, all of which shall be without par value.

                  FIFTH: The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

                  SIXTH: No holder of shares of the corporation shall have any preemptive right to subscribe for or to purchase any shares of the corporation of any class whether such shares or such class be now or hereafter authorized.

                  SEVENTH: The corporation may purchase, hold, sell, and transfer the shares of its own capital stock, bonds and other obligations of the corporation from time to time to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that the Corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and further provided that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.
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                  EIGHTH: Any director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, lessor, leasee or otherwise. No transaction, contract or other act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm or corporation in which such director or officer is a member or is a shareholder, director or officer, is in any way interested in such transaction, contract or other act provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any director or officer be accountable or responsible to the corporation for or in respect of any transaction, contract or other act of the corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

                  NINTH: The corporation shall indemnify each person who is or was a director or officer of the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any action, claim, or suit or proceeding, civil or criminal, in which he may become involved by reason of his being or having been a director or officer of the Corporation, or by reason of any past or future action taken in his capacity as such director or officer, whether or not he continues to be such at the time such liability or expense is incurred, provided such director or officer acted in good faith, in what he reasonably believed to be the best interests of the Corporation and provided further that such director or officer is not adjudged liable for negligence or misconduct in the performance of his duty in such action, suit or proceeding, and in connection with any criminal action or proceeding, provided he had no reasonable
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cause to believe that his conduct was unlawful. As set forth in the Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees, proper expenses and disbursements, and amounts of judgments, fines or penalties, and amounts paid in settlements by such director or officer of the Corporation. In the event that a question arises as to whether or not such director or officer has met the standards of conduct hereinabove set forth in this Article, such question shall be conclusively determined by either (1) the Board of Directors acting by a quorum consisting of directors who are not involved in such claim, action, suit or proceeding, or (2) by the written opinion of reputable disinterested legal counsel selected by the Corporation. If any word, clause or provision of this Article shall, for any reason, be determined to be invalid, the provisions hereof shall not otherwise be affect thereby, but shall remain in full force and effect. The foregoing rights of indemnification shall not be exclusive of other rights to which any such director or officer may be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, legatees and personal representative of any such person.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name this 21 day of February, 1975.



                                                 TOWER PARKING, INC.



                                                 By /s/ Roderick H. Willcox
                                                        Roderick H. Willcox
                                                        Incorporator



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FORM C-103 PRESCRIBED BY SECRETARY OF STATE TED W. BROWN
                          ORIGINAL APPOINTMENT OF AGENT

         The undersigned, being at least a majority of the incorporators of Tower Parking, Inc. ,
   (Name of Corporation)



hereby appoint               F. Herbert Hoffman, Jr.
                                 (Name of Agent)

a natural person resident in the country in which the corporation has its principal office, a corporation having a business address in the county in which
  Tower Parking Inc.
(Name of Corporation)


has its principal office (strike out phrase not applicable), upon whom (which) any process, notice or demand required or permitted by stature to be served upon the corporation may be served. His (its) complete address is 11th Floor, 16 E. Broad Street ,
(Street or Avenue)


Columbus          , Franklin________ County, Ohio,  43215.
(City or Village)                                 (Zip Code)

                               Tower Parking, Inc.
                              (Name of Corporation)



                             /s/ Roderick H. Willcox
                                 Robert H. Willcox




      (Incorporators' name should be typed or printed beneath signatures)

                                 Columbus , Ohio

                               February 21 , 1975


                               Tower Parking, Inc
                              (Name of Corporation)


         Gentlemen, I, It (strike out word not applicable) hereby accept(s) appointment as agent of your corporation upon whom process, tax notices or demands may be served.

                                            /s/ [illegible]
                                     (Signature of Agent of Name of Corporation)


                                     By ________________________________________
                                      (Signature of Officer Signing and Title)


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Remarks. All articles of incorporation must be accompanied by an original appointment or agent. There is no filing fee for this appointment.


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                            UNITED STATES OF AMERICA
                                  STATE OF OHIO
                          OFFICE THE SECRETARY OF STATE


                  I, BOB TAFT, Secretary of State of the State of Ohio do hereby certify that the foregoing is a true and correct copy consisting of 4 pages, as taken from the original record now in my official capacity as Secretary of State.

                             WITNESS my hand and official seal at Columbus,
                             Ohio this      27th       day of
                                                     March   AD   1998


                                                              /s/ Bob Taft
                                                                  BOB TAFT
                                                        Secretary of State




                                                                       /s/

   NOTICE: This is an official certification copy when reproduced in red ink.